UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

CROWN BAUS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 204 - 2383 King George Blvd Surrey, British Columbia V4A 5A4	V4A5A4
(Address of principal executive offices)	(Zip Code)

1-(844)-734-8420

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 20, 2020, a shareholder holding majority voting power of the shares of the Company, by written consent, voted to elect Andy Jagpal, and TJ Singh to the Company’s Board of Directors.

On April 20, 2020, the Company received the resignation of Charles J.S. Kwon as the Company’s President, Chief Executive Officer and Director. With addition of Andy Jagpal and TJ Singh, the Company’ Board of Directors remains at 2 members.

On April 20, 2020, the Company appointed Andy Jagpal as its President and Chief Executive Officer.

Mr. Jagpal holds a Bachelor of Science from the University of British Columbia and was a research assistant with the Dean of Plant Science and Agriculture Canada.  As an entrepreneur, Mr. Jagpal was the President of Alliance Vancouver, an Executive Office Business Center that assisted new start-up companies and existing high growth companies with their back-office and day to day business management including telephone and reception service, administrative services, bookkeeping and staff resourcing.  Over 100 companies were supported by Alliance Vancouver in their downtown Vancouver locations.  Mr. Jagpal has also been involved with taking emerging companies public and providing access to venture capital along with mergers and acquisition support.   Mr. Jagpal has also participated in the startup of mining projects in Philippines and Peru.  Currently Mr. Jagpal serves as President of Primo Nutraceuticals, a company listed on the Canadian Securities Exchange.  Primo is involved in producing and marketing neutraceutical products for the health and wellness marketplace.

The Company also appoints TJ Singh as its Chief Financial Officer.

Mr. Singh is a Chartered Professional Accountant (CPA, CGA) with over 20 years of accounting, tax and business advisory experience including management roles at Big 4 accounting firms including KPMG, PwC & Deloitte. Mr. Singh also held the role of Senior Global Tax Manager at CHC, an international helicopter services company with revenues exceeding $1B.  Currently, Mr. Singh provides business advisory services to start-up companies in high growth sectors and participates in real estate development projects in Metro Vancouver.  At Crown Baus Capital Corp., Mr. Singh will oversee the quarterly and annual financial reporting functions including the timely completion and filing of the annual audited statements.

Mr. Jagpal and Mr. Singh will serve as the Company’s director and officer until their duly elected successors are appointed or their resignation.  There are no arrangements or understandings between Mr. Jagpal or Mr. Singh with any other person pursuant to which they are selected as an officers or directors. There are no family relationships between Mr. Jagpal, Mr. Singh and any of the Company’s officers or directors. Mr. Jagpal and Mr. Singh have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

Item 8.01

Other Events

Effective April 20, 2020, the Company’s new address is Suite 204 - 2383 King George Blvd

Surrey, British Columbia V4A 5A4 and the Company’s new phone number is 1-(844)-734-8420.

The Company is actively searching and Vetting Business opportunities.

The Company is in the process of completing Financial Statements for the period May 1, 2014 to April 30, 2020.

The Company will be engaging a CPA Firm to audit these Financial Statements for this period.

The Company is in the process of securing Legal Counsel to handle all regulatory matters.

Effective April 20, 2020, the Company has completed the Board Resolution to cancel the following business partnerships:

•

Drue Young

o

The Company and Drue Young signed a Consulting Management Agreement dated April 16, 2014 in consideration of FIVE HUNDRED THOUSAND (500,000) Rule 144 restricted common shares of the Company

o

The Company and Drue have agreed to cancel the FIVE HUNDRED THOUSAND (500,000) Rule 144 restricted common shares of the Company for their mutual benefit on October 24, 2014

•

Aeonik Inc. (Seller)

o

Drue Young (Principal) Samer Nasan (Seller’s Assignee)

o

Signed September 28, 2016 for sale of all issued and outstanding shares of Aeonik Inc. and its assets including rights, technology, intellectual property, titles, and interest of Aeonik Inc. in consideration of FIFTEEN MILLION (15,000,000) Rule 144 restricted common shares of the Company

▪

SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) shares issued to Seller

▪

SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) shares issued to Seller’s Assignee (Samer Nasan)

o

The Company and the Seller have agreed to cancel the Share Purchase Agreement and cancel the total 15,000,000 Rule 144 restricted common shares due to non-delivery of assets dated January 15, 2018

•

Cannabia International TM (Seller)

o

Signed February 26, 2018 for sale of all its assets including rights, technology, intellectual property, trademark, titles, and interest of Cannabia International TM Inc in considerations of TWO MILLION ($2,000,000) cash and FIVE MILLION (5,000,000) Rule 144 restricted common shares of the Company

o

The Company and the Seller have mutually agreed to cancel the cash payment of TWO MILLION ($2,000,000) as well as FIVE MILLION (5,000,000) Rule 144 restricted common shares of the Company pursuant to Section A of the Share Purchase Agreement on March 31, 2018

•

Robert Russell: Property Purchase Agreement and Consulting Agreement

o

Signed June 24, 2014 for Washington State, Florida State, Colorado State and California State property purchase in consideration of ONE HUNDRED THOUSAND (100,000) Rule 144 restricted common shares of the Company plus TWO HUNDRED THOUSAND ($200,000)

o

The parties also signed Consultant Agreement in consideration of ONE MILLION ONE HUNDRED AND FIFTY THOUSAND (1,150,000) Rule 144 restricted common shares of the Company

o

The Company cancelled the ONE MILLION TWO HUNDRED AND FIFTY THOUSAND (1,250,000) Rule 144 restricted common shares of the Company on July 31, 2014 due to poor performance and non-delivery of Assets

•

Cannabis Science (CBIS)

o

CBIS and the Company agree to cancel and terminate all and existing agreements, whether it was verbal, implied, or written between the Parties without any penalty or interest and hold harmless against each other

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN BAUS CAPITAL CORP.

Date: April 20, 2020	By:	“Andy Jagpal”
Andy Jagpal, President & C.E.O.